UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☑	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

As filed with the Commission on March 29, 2006

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

March 29, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Stillwater Mining Company to be held on April 27, 2006, at 1:00 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101. At this meeting, we will ask you to consider and vote upon the election of the Company’s directors and the ratification of the Company’s independent auditors, KPMG LLP.

Norimet Limited, a wholly-owned subsidiary of MMC Norilsk Nickel, owns approximately 55.0% of the outstanding shares and thus has the requisite number of votes to approve all proposals presented at the meeting. Norimet has advised the Company that it intends to vote for all of these proposals, and it is thus expected that these proposals will be approved at the meeting. Nevertheless, your vote is important and appreciated. Whether or not you plan to attend the annual meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the annual meeting. The enclosed proxy statement provides you with detailed information about the proposals submitted for your consideration. We urge you to read it carefully.

On behalf of your Board of Directors, I thank you for your support and appreciate your consideration.

Very truly yours,

Francis R. McAllister
Chairman and Chief Executive Officer

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2006

To Our Stockholders:

On April 27, 2006, Stillwater Mining Company (the “Company”) will hold its Annual Meeting of Stockholders at 1:00 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101.

Only stockholders who owned stock at the close of business on March 20, 2006 may vote at this meeting or any adjournments that may take place. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting, during regular business hours at the Company’s principal executive offices, located at 1321 Discovery Drive, Billings, Montana 59102. The meeting is being held:

1. To elect nine directors to the Company’s Board of Directors.

2. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2006.

3. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

This Notice of Annual Meeting and the accompanying proxy statement and proxy card are first being sent to stockholders of the Company on or about April 4, 2006.

By Order of the Board of Directors,

John R. Stark
Corporate Secretary

Billings, Montana
March 29, 2006

i

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2006

This Proxy Statement is being furnished to the stockholders of Stillwater Mining Company (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company and any postponements or adjournments thereof. The meeting will be held on April 27, 2006, at 1:00 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101. The Company’s principal executive offices are located at 1321 Discovery Drive, Billings, Montana 59102.

These proxy solicitation materials were first mailed on or about April 4, 2006 to all stockholders entitled to vote at the meeting. The meeting is being held:

1. To elect nine directors to the Company’s Board.

2. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2006.

3. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Board on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph, electronic means or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the common stock of the Company (the “Common Stock”) registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting Rights

Holders of shares of Common Stock at the close of business on March 20, 2006 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, 91,108,376 shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the shares of Common Stock issued, outstanding and entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Since Norimet Limited (“Norimet”), a wholly-owned subsidiary of MMC Norilsk Nickel (“Norilsk Nickel”), owned approximately 55.0% of the outstanding Common Stock as of the Record Date, Norimet’s presence is required for a quorum. Norimet has advised the Company that it intends to be present at the meeting and to vote its shares in favor of both proposals presented.

Each share of Common Stock outstanding on the Record Date is entitled to one vote.

Voting

The vote of the holders of (i) a plurality of the shares present in person or represented by proxy is required to approve Proposal 1, regarding the election of directors, and (ii) a majority of the shares present in person or represented by proxy is required to approve Proposal 2, regarding the ratification of the selection of KPMG as the Company’s independent registered accounting firm. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement and FOR ratification of the selection of KPMG as the Company’s independent registered accounting firm. Additionally, the Company intends to count broker “nonvotes” as present for purposes of determining the presence or absence of a quorum for the transaction of business. A nonvote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and nonvotes will not be counted as votes cast for or against items submitted for a vote of stockholders.

As of the Record Date, Norimet owned 49,813,222 shares of Common Stock, or approximately 55.0% of the Company’s outstanding shares. Norimet has advised the Company that it intends to vote FOR Proposals 1 and 2. Norimet has the requisite number of votes to approve all of these proposals. Thus, it is expected that Proposals 1 and 2 will be approved at the meeting.

Neither management nor the Board knows of any other matters to be brought before the meeting. If other matters are presented properly to the stockholders for action at the meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxies

Any proxy may be revoked at any time before it is voted by (i) written notice to the Company’s corporate secretary, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) by request in person at the meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

Controlled Company Status

As a result of the stock purchase transaction among the Company, Norimet and Norilsk Nickel in 2003, Norimet owns more than 50% of the outstanding Common Stock. The Company is therefore a “controlled company,” as defined in Section 303A.00 of the New York Stock Exchange (the “NYSE”) listing rules. Despite our status as a controlled company, we do not rely on any controlled company reporting exemptions available under the NYSE listing standards.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Stockholders Agreement among the Company, Norilsk Nickel and Norimet, dated as of June 23, 2003, as amended (the “Stockholders Agreement”), establishes certain governance principles for the Company, including provisions regarding the composition of the Board. The Stockholders Agreement provides that the Board shall have nine directors, comprised of: (i) the Company’s Chief Executive Officer; (ii) certain Norimet Directors and (iii) certain Public Directors. The Stockholders Agreement further sets forth certain independence requirements for the Board members, see “Board of Directors and Committees — Director Independence,” below.

Under the Stockholders Agreement, Norimet is entitled to elect a number of directors to the Board based on its proportionate ownership of the Company’s voting shares. For so long as Norimet beneficially owns more than fifty percent (50%) of the outstanding Common Stock, Norimet is entitled to nominate for election to the Board the smallest number of directors that is a majority of the Board. Since the Board is comprised of nine directors and Norimet owns approximately 55.0% of the outstanding Common Stock, Norimet is entitled to nominate five directors to the Board for election at this year’s annual meeting of stockholders (the “Norimet Directors”). At the closing of the stock purchase transaction, Norimet nominated Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., Todd D. Schafer, and Jack E. Thompson and such individuals were elected to the Board. Such directors were re-elected at the 2003, 2004 and 2005 annual meetings of stockholders. Such directors have again been nominated by Norimet and have agreed to stand for re-election as Norimet Directors at this year’s annual meeting and been approved by the nominating committee of the Board.

The Stockholders Agreement provides that the remaining directors (other than the Chief Executive Officer and the Norimet Directors) shall be the Public Directors (the “Public Directors”). The current Public Directors, Sheryl K. Pressler, Joseph P. Mazurek and Patrick M. James, have agreed to stand for re-election as Public Directors at this year’s annual meeting and have been approved by the nominating committee of the Board.

The Stockholders Agreement also provides that the Chief Executive Officer will be the Chairman of the Board.

In accordance with the Stockholders Agreement, the nine persons set forth below have been nominated to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are elected and each person has consented to being named as a nominee. All nine nominees are currently directors of the Company.

The affirmative vote of a plurality of shares present is required for approval of Proposal 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 1.

It is anticipated that proxies will be voted for the nominees listed below, and the Board has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board may propose in accordance with the Stockholders Agreement.

The name and age of each nominee, his or her principal occupation for at least the past five years and certain additional information is set forth below. Such information is as of the date hereof and is based upon information furnished to the Company by each nominee.

Nominees For Election

Chief Executive Officer

Francis R. McAllister (age 63).  Francis R. McAllister became a director of the Company on January 9, 2001 and the Chairman of the Board and Chief Executive Officer of the Company on February 12, 2001. Prior to his appointment to the Board, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President — Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the Board of Directors of Cleveland Cliffs, Incorporated, an iron ore mining company.

Norimet Nominees

Each of the directors set forth below was nominated to the Board by Norimet and has been a director of the Company since June 23, 2003, the date of the closing of the stock purchase transaction with Norimet and Norilsk Nickel.

Craig L. Fuller (age 55).  Craig L. Fuller has been the President and Chief Executive Officer of the National Association of Chain Drug Stores, a national and international trade association representing the chain pharmacy industry, since 1999. Mr. Fuller was the Chairman of the Global Board Services Practice and Managing Director of

Korn/Ferry International, an executive recruiting firm, from 1996 to 1999. From 1981 to 1985, he served as assistant for Cabinet Affairs to President Ronald Reagan and from 1985 to 1989 he served as the Chief of Staff to Vice President George Bush. Mr. Fuller is a director of Capital Automotive REIT, the United States Chamber of Commerce, the National Association of Chain Drug Stores, the National Retail Federation, and Instant Dx. Mr. Fuller also serves as Co-Chairman of the Board of Directors of Sure Scripts, Co-Chairman of the Board of Directors of the Institute for the Advancement of Community Pharmacy and Chairman of the National Association of Chain Drug Stores Foundation.

Steven S. Lucas (age 40).  Steven S. Lucas is a partner at Nielsen, Merksamer, Parrinello, Mueller & Naylor, a law firm based in California. He joined Nielsen, Merksamer, Parrinello, Mueller & Naylor in 1995 and has been a partner since 1999. Mr. Lucas was an attorney at Sullivan & Cromwell from 1991 to 1995. He received his law degree from Harvard Law School in 1990.

The Honorable Donald W. Riegle, Jr. (age 68).  The Honorable Donald W. Riegle, Jr. has been the Chairman of Government Affairs at APCO Worldwide Inc., a global public affairs and communications company, since May 2001. Mr. Riegle was with Shandwick International, a public relations and communications management firm, from 1995 to 2001, and became Deputy Chairman. He served as a United States Senator from Michigan from 1976 to 1994 and in the House of Representatives from 1967 to 1976. Mr. Riegle is a director of Wellpoint Inc. Mr. Riegle received his B.A. in Economics and Business from the University of Michigan and an MBA in Finance and Marketing from Michigan State University. He continued Doctoral Studies in Business and Government Relations at the Harvard Business School.

Jack E. Thompson (age 56).  During his 21 years with Homestake Mining Company, Jack E. Thompson held various positions with the firm, including President from 1994 to 1999, Chief Executive Officer from 1996 to 2001 and Chairman of the Board from 1998 to 2001. From December 2001 to April 2005 he was the Vice Chairman of Barrick Gold Corporation. Also, since February 2002, Mr. Thompson has been an independent mining consultant. Mr. Thompson is also a director of Phelps Dodge Corporation, a copper mining company, Century Aluminum Company and Tidewater Inc., a company, which provides services and equipment to the offshore energy companies. He also serves on the advisory board for Resource Capital Fund III, a mining investment fund.

Todd D. Schafer (age 44).  Todd D. Schafer is a partner at Hogan & Hartson L.L.P., a major international law firm headquartered in Washington, D.C. Mr. Schafer joined Hogan & Hartson L.L.P. in 1995 and has been a partner since 1998. Mr. Schafer, who is based in London, is a member of his firm’s European Management Group and a Practice Director for the firm’s Corporate, Securities and Finance Group. Prior to joining Hogan & Hartson, Mr. Schafer worked at Covington & Burling from 1989 to 1995. Mr. Schafer received a J.D. from Harvard Law School in 1989, a M. Phil from Oxford University in 1986 and a B.A. in 1984 from Vassar College.

Public Directors

Each of the directors set forth below was nominated to be elected as a Public Director. In accordance with the Stock Purchase Agreement, each Public Director (i) may not be an officer, employee or director of Norilsk Nickel or any of its affiliates, (ii) must meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time, and (iii) must meet such other requirements regarding the independence of directors as may be applicable to the Company.

Patrick M. James (age 61).  Patrick M. James was appointed a director of the Company on January 9, 2001 and has served as the Company’s lead independent director since July 24, 2002. Since March 2001, Mr. James has been an independent natural resource management consultant. Mr. James was the President and Chief Executive Officer of Rio Algom Limited from June 1997 to March 2001. Prior to joining Rio Algom Limited, Mr. James spent 18 years with Santa Fe Pacific Gold Corporation, becoming President and Chief Operating Officer in 1994 and Chairman, President and Chief Executive Officer in 1995. Mr. James is currently a director of Dynatec Corporation, a Canadian nickel mining company, Chairman and a director of Centerra Gold Inc., a Canadian gold mining company, and Chairman and a director of Constellation Copper Corporation, a Canadian base metals mining company. He also serves on the advisory board for Resource Capital Fund III, a mining investment fund.

Joseph P. Mazurek (age 57).  Joseph P. Mazurek has been a director of the Company since May 24, 2001. Since 2002, Mr. Mazurek has been a partner in the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P. located in its Helena, Montana office. He has been a member of this firm’s executive committee since January 2004. He was the Attorney General for the State of Montana from January 1993 until December 2000, served in the Montana Senate from 1981 through 1992 and was President of the Senate from 1991 to 1993. From 1975 through 1992, he was an attorney with the Helena, Montana law firm of Gough, Shanahan, Johnson and Waterman. Mr. Mazurek received his B.A. in Business Administration (Finance) in 1970 and his J.D. in 1975 from the University of Montana.

Sheryl K. Pressler (age 55).  Sheryl K. Pressler has been a director of the Company since May 9, 2002. Ms. Pressler has been a self-employed investment and strategy consultant in Atlanta, Georgia since 2001. From 2000 to 2001, she was Chief Executive Officer for Lend Lease Real Estate Investments —  United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to 2000, she was the Chief Investment Officer for the California Public Employees’ Retirement System, the nation’s largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Ms. Pressler has served on the Board of Directors of ING Funds Unified since 2006. Ms. Pressler was a director of Nuevo Energy Company from 2002 until 2004. Ms. Pressler received her B.A. in philosophy from Webster University and her M.B.A. from Washington University.

BOARD OF DIRECTORS AND COMMITTEES

The Board met 9 times during 2005. Each director attended 75% or more of the total number of meetings of the Board and committees on which he or she served held in 2005. It is the Company’s policy that directors are invited and encouraged to attend the annual meeting of stockholders. Seven of the Company’s directors attended last year’s annual meeting of stockholders.

Director Independence

The Stockholders Agreement provides that at all times a majority of the directors on the Board must meet certain independence requirements. No director may be an officer, employee or director of any other affiliate of Norilsk Nickel or Norimet. A majority of directors on the Board must: (i) meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time, (ii) meet such other requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable law or the rules of the NYSE, and (iii) become directors subject to an affirmative determination by the Company’s Independent Directors (as defined below) that they have no prior material relationship with the Company (other than as a director) or any affiliate of Norimet or Norilsk Nickel (including either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any affiliate of Norimet or Norilsk Nickel).

In addition, the Board follows certain guidelines put in place for determining director independence, which meet or exceed the listing standards of the NYSE with respect to director independence. These guidelines can be found on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Independence Criteria for Directors.” A copy may also be obtained upon request from the Company’s Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

These guidelines provide objective as well as subjective criteria that the Board will utilize in determining whether each director meets the independence standards of the Securities and Exchange Commission (the “SEC”) and the NYSE applicable to the Company. Such criteria include, but are not limited to, the following standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of such service or the employment relationship.

•	A director who is employed, or whose immediate family is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer, general partner or an employee, or whose immediate family member is an executive officer or general partner, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Pursuant to these guidelines, the Board undertook its annual review of director transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in these guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Company, Norimet, Norilsk Nickel and the Company’s management under the standards set forth in the Corporate Governance Principles, with the exception of Francis R. McAllister, The Honorable Donald W. Riegle, Jr. and Todd D. Schafer. Mr. McAllister is considered an inside director because he is the Chairman and Chief Executive Officer of the Company. Mr. Schafer is a partner in a law firm that regularly provides legal services to Norilsk Nickel and certain of Norilsk Nickel’s affiliates and shareholders. Accordingly, Mr. Schafer believes that it is appropriate that he is not determined to be an independent director. Mr. Riegle is the Chairman of Government Relations at APCO Worldwide, Inc. (“APCO”), a public affairs communications company which provided services to Norilsk Nickel and the Company during 2003, 2004 and 2005. The fees that APCO received from Norilsk Nickel in 2004 and 2005 exceeded the NYSE limitations. As a result, Mr. Riegle is not considered an independent director.

Committees

Audit Committee.   The Company has a standing Audit Committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held 10 meetings during 2005. During 2005, the Audit Committee was composed of Sheryl K. Pressler (Chairwoman), Steven S. Lucas and Joseph P. Mazurek. On February 22, 2006, Mr. Mazurek resigned from the Committee and effective as of the same date, the Board appointed Patrick M. James as Mr. Mazurek’s replacement on the Committee. On three occasions, Jack E. Thompson was appointed as a special member of the Committee and on one occasion Patrick M. James was appointed as a special member of the Committee, in each case when another member was unavailable. The Board has determined that the members of the Audit Committee are “independent,” as defined in Section 303A.02 of the NYSE’s listing standards and Rule 10A-3(b)(1) of the General Rules and Regulation under the Exchange Act.

The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board the engagement of the Company’s independent auditors, reviews with the independent auditors the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Audit Committee is also responsible for reviewing the Company’s finance matters.

The Audit Committee is governed by a written charter which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Charters/Audit Committee Charter.” Copies of this charter are also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

The Audit Committee also follows a written Audit and Non-Audit Services Pre-Approval Policy for services to be performed by the independent auditor. Proposed services may be either (i) pre-approved without consideration of specific case-by-case services by the Audit Committee (“General Pre-Approval”) or (ii) require the specific pre-approval of the Audit Committee (“Specific Pre-Approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor to ensure the auditor’s independence is not impaired. Unless a type of service has received General Pre-Approval, it requires Specific Pre-Approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed specific individual project to provide an otherwise generally approved service whose expected fees exceed $25,000 requires an overriding Specific Pre-Approval by the Audit Committee.

For both types of pre-approval, the Audit Committee shall consider whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors are considered by the Audit Committee in its business judgment as a whole, and no one factor is determinative.

The term of any General Pre-Approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may revise the list of General Pre-Approved services from time to time, based on subsequent determinations.

This policy is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Audit and Non-Audit Policy”. Copies of this policy are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

Federal regulations and NYSE listing standards require the Board to determine whether a member of its audit committee is an “audit committee financial expert” and disclose its determination. According to these requirements, an audit committee member can be designated an audit committee financial expert only when the audit committee member satisfies five specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. While the Board has confidence in the ability and the effectiveness of its Audit Committee, the Board has determined that no current Audit Committee member qualifies as an audit committee financial expert. The Board believes that the current members of the audit committee are qualified to carry out the duties and responsibilities of the Audit Committee. In the event of a vacancy on the Board of a person considered to be independent, the Board desires to fill it with a person satisfying the requirements for an audit committee financial expert, assuming that such individual satisfies such other criteria that the Board believes are important for an individual to make a meaningful contribution to the deliberations of the Board as a whole. The Board has determined that Sheryl K. Pressler has accounting or financial management expertise in accordance with the NYSE Listing Standards.

Compensation Committee.   The Company has a Compensation Committee as required pursuant to Section 303A.05 of the NYSE’s listing standards. The Compensation Committee held 4 meetings during 2005. During 2005, the Compensation Committee was composed of Craig L. Fuller (Chairman), Patrick M. James, Steven S. Lucas and Jack E. Thompson. On February 23, 2006, Mr. James resigned from the Compensation Committee. Effective as of the same date, the Board appointed Joseph P. Mazurek as Mr. James’ replacement. The Board has determined that each of the members of the Compensation Committee is “independent,” as defined in Section 303A.02 of the NYSE’s listing standards. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection. The Compensation Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Charters/Compensation.”

Health, Safety and Environmental Committee.   The Company has a Health, Safety and Environmental Committee. The principal responsibilities of this committee are (i) to review the Company’s environmental and occupational health and safety policies and programs, (ii) to oversee the Company’s environmental and occupational health and safety performance and (iii) to monitor current and future regulatory issues. During 2005, the Health, Safety and Environmental Committee was composed of Jack E. Thompson (Chairman), Sheryl K. Pressler, The Honorable Donald W. Riegle, Jr. and Todd D. Schafer. This committee held 3 meetings in 2005.

Special Committee on Ore Reserves.   The Company has a Special Committee on Ore Reserves. The principal responsibilities of this committee are (i) to advise the Board on the appropriateness, accuracy and completeness of the Company’s ore reserves and (ii) to ensure that management appropriately presents the Company’s ore reserves to regulatory agencies. During 2005, the Special Committee on Ore Reserves was composed of The Honorable Donald W. Riegle, Jr. (Chairman), Patrick M. James, Todd D. Schafer and Jack E. Thompson. This committee held 3 meetings in 2005.

Corporate Governance and Nominating Committee.   The Company has a Corporate Governance and Nominating Committee as required pursuant to Section 303A.04 of the NYSE’s listing standards. The Corporate Governance and Nominating Committee held 4 meetings during 2005. During 2005, the Corporate Governance and Nominating Committee was composed of Joseph P. Mazurek (Chairman), Craig L. Fuller and Patrick M. James. The Board has determined that each of the members of the Corporate Governance and Nominating Committee, respectively, was an independent director under the NYSE listing standards and the SEC rules.

The principal responsibilities of the Corporate Governance and Nominating Committee are (i) identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (ii) advising the Board as to the appropriate size, function and procedures of the committees of the Board, (iii) developing and recommending to the Board corporate governance principles and (iv) overseeing evaluation of the Board and the Company’s executive officers.

The Corporate Governance and Nominating Committee is governed by a written charter. The Board also follows written corporate governance guidelines for the Company and a written policy for stockholder nomination of directors. These documents set forth the criteria and methodology the Board will use when considering individuals as nominees to the Board. Current copies of these documents are available on the Company’s corporate website at www.stillwatermining.com under the headings “Corporate Governance/Charters/Corporate Governance/Nominating”, “Corporate Governance/Governance Principles” and “Corporate Governance/Policies/Stockholder Nomination of Directors”, respectively. Copies of these documents are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

The Company has a Business Ethics Policy and Code of Ethics applicable to its officers, directors, employees and agents, which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Business Ethics.” The purpose of this policy is to provide legal, ethical and moral standards for the conduct of the Company’s business. The Board has also adopted a written Code of Ethics for its Chief Executive and Senior Financial Officers which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Code of Ethics for Senior Financial Officers.” This document sets forth specific policies to guide the Chief Executive Officer, Chief Financial Officer and Controller in the performance of their duties.

Candidate Selection Process

The minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Corporate Governance and Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experiences.

The Corporate Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board — for example, retirement as a Chief Executive Officer or Chief Financial Officer of a public company or exiting government or military service. The Corporate Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described below, the Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Corporate Governance and Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Under the Company’s Corporate Governance Principles, the Corporate Governance and Nominating Committee will present a list of candidates to the Board for nomination. The Chief Executive Officer will be included in the process on a non-voting basis. Taking into account the Stockholders Agreement, the Corporate Governance and Nominating Committee will make a recommendation to the Board and the Board will determine which of the recommended candidates to approve for nomination.

Nomination Process

Nominations of persons for election as directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board, (b) by the Corporate Governance and Nominating Committee or persons appointed by the Board or (c) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 3.3 of the Company’s by- laws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Company’s Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Company not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Company’s Corporate Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election by the stockholders as a director of the Company unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Lead Independent Director

In accordance with the Company’s Corporate Governance Principles and Bylaws, the independent directors will designate a lead independent director who will preside at the executive sessions of the Board. Patrick M. James is currently designated as the lead independent director. The lead independent director’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors and other non-management directors, if any, and facilitating communications between the other members of the Board.

Stockholder Communication with Directors

The Board has a written policy on stockholder and interested party communications with directors, a copy of which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Stockholder Communication with Directors.”

Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the lead independent director, Patrick M. James, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate Secretary, Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102. To communicate with any of our directors electronically, stockholders should go to our corporate website at www.stillwatermining.com. Under the heading “Corporate Governance/Stockholder Communication with Directors,” you will find an on-line form that may be used for writing an electronic message to the Board, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified under “Committees” above. No member of the Compensation Committee was, at any time during 2005, an officer or employee, or a former officer, of the Company. No executive officer of the Company has served on the board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation Committee.

Director Compensation

Each non-employee director receives a quarterly retainer of $10,000 which may be paid in cash or may be deferred in cash or Common Stock as described below. In addition, the Company pays each non-employee director and committee member $2,000 per meeting of the Board attended and $1,000 per telephonic meeting in which he or she participated. The Lead Independent Director and Audit Committee chair each receive an additional annual retainer of $10,000, and the chairs of the (i) Compensation Committee, (ii) Corporate Governance and Nominating Committee, (iii) Health, Safety & Environmental Committee, and (iv) Special Committee on Ore Reserves each receive additional annual retainers of $5,000. The Company also reimburses all directors for reasonable travel expenses. Additionally, in 2005, each non-employee director received a grant of common stock valued at $10,000.

In December 2004, the Board approved a guideline that non-employee directors should own Common Stock having a value of at least $100,000. Pursuant to that guideline, each director is asked to comply with this new guideline by the fifth anniversary of his or her election to the Board. Current directors are asked to comply by the date of the 2009 annual meeting of stockholders. On February 23, 2006, the Board determined to increase the annual director Common Stock grants from $10,000 to $20,000. As a result, from and after February 23, 2006, on the date of each annual meeting of stockholders, each non-employee director will receive a grant of common stock valued at $20,000, with restrictions that lapse upon the earlier of six months following the grant or the director’s death, disability, retirement or a change in control of the Company.

In May 2005, the Board adopted a Non-Employee Director Deferral Plan that allows non-employee directors to defer cash compensation for service as a director of the Company and later receive such compensation in the form of cash or shares of Common Stock. If a director elects to defer compensation and receive such compensation in the form of deferred shares, the number of shares such director will be entitled to receive will be determined by dividing the amount of compensation deferred during such quarter by the fair market value of one share of Common Stock on the last day that the stock traded before the end of such quarter. Upon receiving deferred stock, such director’s account will be credited additional “matching” deferred shares in an amount equal to 20% of the number of deferred shares to which he or she is entitled pursuant to the calculation described above. Additionally, a director may elect to receive deferred shares upon settlement of restricted stock units received from the Company, provided that the Company does not provide matching shares with respect to restricted stock units.

EXECUTIVE COMPENSATION AND OTHER COMPENSATION INFORMATION

Summary Compensation Table

The following table sets forth the compensation paid to the Company’s Chief Executive Officer and other executive officers for the years 2003 through 2005.

				Other Annual	Underlying	Restricted	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options #	Stock #	Compensation ($)

Francis R. McAllister(1) (2)	2005	550,000	440,000			108,911	14,580
Chairman and Chief	2004	500,000	225,000			218,580	14,280
Executive Officer	2003	500,000	195,000	250,000			15,960
Stephen A. Lang(1) (2) (3) (5)	2005	300,000	192,000			44,554	14,072
Executive Vice President,	2004	275,000	99,000			32,400	39,188
Chief Operating Officer	2003	83,333	31,000		50,000		23,701
John R. Stark(1) (2)	2005	260,000	124,800			32,178	13,860
Vice President, Human Resources	2004	240,000	64,800			62,450	13,422
Secretary and Corporate Counsel	2003	220,000	57,200	150,000			14,153
Gregory A. Wing(1) (4) (5)	2005	250,000	120,000			27,228	2,288
Chief Financial Officer	2004	186,666	50,414		30,000	11,320	94,958
Terrell I. Ackerman(1) (2)	2005	210,000	100,800			12,475	13,584
Vice President,	2004	190,000	51,300			23,420	12,152
Processing Operations	2003	170,000	44,200	75,000			11,499

(1)	Amounts include life insurance premium payments for Francis R. McAllister, Stephen A. Lang, John R. Stark, Gregory A. Wing and Terrell I. Ackerman.

(2)	Amounts include 401(k) matching contributions made by the Company for Francis R. McAllister, Stephen A. Lang, John R. Stark and Terrell I. Ackerman.

(3)	Stephen A. Lang was appointed as an executive officer on September 2, 2003. 2003 compensation amounts represent compensation for September 2 to December 31, 2003. See “Employment Agreements.”

(4)	Gregory A. Wing was appointed as an executive officer on Match 22, 2004. 2004 compensation amounts represent compensation for March 22 to December 31, 2004. See “Employment Agreements.”

(5)	Amounts include reimbursement for relocation expenses of $20,034 and $26,041 for Stephen A. Lang in 2003 and 2004, respectively, and $93,664 for Gregory A. Wing in 2004.

Employment Agreements

The Company has employment agreements with Francis R. McAllister, Stephen A. Lang, John R. Stark, Gregory A. Wing and Terrell I. Ackerman.

Francis R. McAllister.  The Company entered into an employment agreement with Francis R. McAllister which became effective on February 12, 2001 and was amended on July 17, 2001. The agreement had an initial term ending February 11, 2004, which term is continued for subsequent one-year periods unless terminated, provided that following a change of control, the term will continue for no less than 24 additional months. It is terminable by the Company or Mr. McAllister at any time upon written notice. Mr. McAllister’s agreement provides for, among other things:

•	an annual base salary of $500,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 50% of base salary, a maximum of which is 100% of base salary and with no guaranteed minimum payment; and

•	the grant of an option to purchase 75,000 shares of Common Stock, of which 25,000 shares become exercisable on each of February 12, 2002, 2003 and 2004.

Effective January 1, 2005, Mr. McAllister’s salary was increased from $500,000 to $550,000 and effective January 1, 2006, it was increased to $580,000. If Mr. McAllister is terminated by the Company without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control (as defined in the agreement), he is entitled upon signing a release of claims against the Company, to the following:

•	a pro rata portion of the target bonus for the year in which his termination occurs;

•	an amount equal to two times the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options.

If the Company terminates Mr. McAllister without cause or if he resigns voluntarily for good reason, within two years following a change of control, then in lieu of the payments and benefits described above, Mr. McAllister will be entitled to the following:

•	a lump sum cash payment in an amount equal to three times his annual base salary and three times the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed calendar year during his employment;

•	continued participation in the Company’s benefit plans and policies for a period of three years or less if he receives similar benefits from subsequent employment; and

•	full vesting of options, with the options remaining exercisable for a period of ten years from the grant date.

Mr. McAllister will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. McAllister, as permitted by law, against any claim resulting from the performance of his duties as an officer or director of the Company, and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. McAllister.

Stephen A. Lang.  Stephen A. Lang’s employment agreement became effective on September 2, 2003 and has an initial term ending on September 1, 2005. The Agreement is to be continued from year to year unless altered or terminated. The agreement provides for:

•	an initial base salary of $250,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 40% and a cap of 80%; and

•	subject to Board approval, the grant of options to purchase 50,000 shares of Common Stock, one third of which will become exercisable on each of September 2, 2004, 2005 and 2006.

Effective January 1, 2005, Mr. Lang’s salary was increased from $275,000 to $300,000 and effective January 1, 2006, it was increased to $315,000. If the Company terminates Mr. Lang’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control (as defined in the agreement), Mr. Lang will be entitled to:

•	all base salary, accrued but unpaid bonuses and accrued but unpaid vacation earned through the date of termination;

•	a pro rata portion of his target bonus for the year of his termination;

•	an amount equal to his annual base salary, as in effect as of the date of his termination, which amount will be paid in equal semi-monthly installments over 12 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 12 months, until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options.

If the Company terminates Mr. Lang without cause or if he resigns voluntarily for good reason within two years following a change of control, then in lieu of the payments and benefits described above, Mr. Lang will be entitled to the following:

•	a pro rata portion of his target bonus for the year of his termination;

•	a lump sum cash payment in an amount equal to two times the sum of his annual base salary and two times the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed calendar year during his employment;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months, until he receives similar benefits from a subsequent employer; and

•	full vesting of stock options, with the options remaining exercisable for a period of ten years from the grant date.

Mr. Lang will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code, if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. Lang, as permitted by law, against any claim resulting from the performance of his duties as an officer of the Company, and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. Lang.

John R. Stark.  John R. Stark’s employment agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. An Addendum to Employment Agreement was made November 18, 2002, increasing his base salary from $170,000 to $220,000. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $220,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

Effective January 1, 2005, Mr. Stark’s salary was increased from $240,000 to $260,000 and effective January 1, 2006, it was increased to $275,000. If the Company terminates Mr. Stark’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Stark will be entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 12 months from the date of termination.

If the Company terminates Mr. Stark’s employment without cause, or if Mr. Stark resigns voluntarily for good reason, within two years of the change of control, Mr. Stark will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage for subsequent employment.

Mr. Stark will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

Gregory A. Wing.  Gregory A. Wing’s employment agreement became effective on March 22, 2004 and has an initial term ending on December 31, 2005. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $240,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

If the Company terminates Mr. Wing’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Wing will be entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 12 months from the date of termination.

Effective January 1, 2005, Mr. Wing’s salary was increased from $240,000 to $250,000 and effective January 1, 2006, it was increased to $262,500. If the Company terminates Mr. Wing’s employment without cause, or if Mr. Wing resigns voluntarily for good reason, within two years of the change of control, Mr. Wing will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage for subsequent employment.

Mr. Wing will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

Terrell I. Ackerman.  Terrell I. Ackerman’s agreement became effective on May 8, 2002 and had an initial term ending on December 31, 2003. The term is to be continued from year to year unless altered or terminated;

provided that, following a change of control, the terms will continue for no less than 24 additional months. The agreement entitles Mr. Ackerman to receive:

•	an initial base salary of $170,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

If the Company terminates Mr. Ackerman’s employment without cause or if Mr. Ackerman resigns voluntarily for good reason, at any time other than within two years following a change of control, Mr. Ackerman is entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount will be paid in equal installments over 12 months from the date of termination.

Effective January 1, 2005, Mr. Ackerman’s salary was increased from $190,000 to $210,000 and effective January 1, 2006, it was increased to $220,000. If the Company terminates Mr. Ackerman’s employment without cause, or if Mr. Ackerman resigns for good reason, within two years of the change of control, he will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher, plus (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage from a subsequent employer.

Mr. Ackerman will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own 10% or more of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that since January 1, 2005, all of its directors, executive officers and 10% stockholders have timely filed all required reports.

Option Grants in Last Fiscal Year

The Company did not grant any stock options to its Chief Executive Officer or other executive officers during 2005. The Company has not granted any stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

No options were exercised by the Company’s Chief Executive Officer or the other executive officers in 2005. The following table sets forth information with respect to the Company’s Chief Executive Officer and other executive officers concerning the number and value of unexercised options held as of December 31, 2005. The Company has not granted any stock appreciation rights.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the-Money
	Acquired on	Value	Options at 12/31/05		Options at 12/31/05
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)

Francis R. McAllister	0	$0.00	241,250	0	0	0
Stephen A. Lang	0	$0.00	33,333	16,667	150,998	75,502
John R. Stark	0	$0.00	50,583	0	0	0
Gregory A. Wing	0	$0.00	10,000	20,000	0	0
Terrell I. Ackerman	0	$0.00	28,563	0	0	0

(1)	Amounts shown in this column represent the market value of the underlying Common Stock at December 31, 2005 of $11.57 per share less the exercise price. The actual value, if any, that an executive officer may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

Policy.  The Compensation Committee of the Board (the “Committee”) is responsible for establishing and administering the Company’s compensation programs and policies for the Chief Executive Officer and the Company’s other executive officers (collectively, the “executive officers”), and for making recommendations to the full Board with respect to executive compensation matters. The objective of the compensation program is to ensure the Company is able to attract and retain the highest caliber executives, as well as to promote the alignment of management’s interests with those of its stockholders. The Committee believes these goals can be realized primarily by ensuring that a significant portion of the executive’s total compensation package is tied to both corporate and individual performance. Corporate measures generally include safety, metal production volumes and costs, successful implementation of risk mitigation and management programs, environmental stewardship, progress in the Company’s ongoing expansion program and other factors.

The Committee’s policy is to construct a compensation package that works to the benefit of stockholders and management through balancing both short and long-term components of the total compensation program. The Committee believes that by properly balancing these pay incentives, management can be motivated to continually meet or exceed its operating targets without sacrificing long-term performance and growth. The current compensation program adopted by the Board integrates a combination of base salary and annual quantitative performance incentives with equity awards, including stock options and restricted stock.

Basis of Compensation.  The Committee retains outside independent compensation consultants and uses a variety of information sources, including mining industry compensation surveys, in its ongoing administration of the executive compensation program. In determining appropriate compensation levels and practices, the Committee reviews compensation and benefit levels, policies and practices of the Company’s primary comparator group, which is comprised of certain mining, metal/chemical processing and environmental product companies.

Base Salary.  Base salaries for new executive officers are determined by individual experience and performance, as well as planned responsibilities within the Company. The Committee’s policy is to align executive officers’ base salaries at approximately the median for the Company’s comparator group. Adjustments to base salary are made annually based on individual performance and when substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed by the Committee in January of each year.

Short-term Incentive Compensation.  Executives may be eligible for participation in the annual incentive plan at the Committee’s discretion. Annual incentives are based upon a quantitative formula, although the Committee maintains discretion to recommend increases or decreases in these amounts. Each executive officer has a target annual incentive expressed as a percentage of base salary. Maximum payouts are capped at two times the executive’s target opportunity. During 2005, performance measures included both safety, financial and production related targets. Annual target incentive opportunities are set each year relative to the annual business plan and a comparator group median and vary with each executive officer’s position within the Company. For 2005, the CEO’s target annual incentive was 50%, while target incentives ranged from 30% to 40% for the other named executive officers.

Long-term Incentive Compensation.  The Company may provide additional incentives to executives through discretionary grants of stock options, restricted stock, stock appreciation rights or other stock-based awards under the Company’s stock incentive plan. Currently, restricted stock is the primary long-term incentive vehicle within the total compensation package, aligning executive’s interests with those of the shareholders generally comprising up to two-thirds of the recipients’ total equity award. Restricted stock grants typically cliff-vest over periods.

Chairman and Chief Executive Officer’s 2005 Compensation.  Francis R. McAllister’s base salary of $500,000 was increased to $550,000 effective January 1, 2005. The increase positioned his salary at approximately the median level of the comparator group. In addition, with respect to 2005, Mr. McAllister received an annual performance incentive payment of $440,000, 80% of his base salary, based upon the Committee’s assessment of his individual performance and the Company’s results during 2005 during the period. Mr. McAllister did not receive any stock option awards during 2004 and 2005. However, he received a restricted stock award in 2004, with 75% of this award in recognition of his outstanding and sustained efforts resulting in the successful completion of the Norilsk Nickel transaction in 2003, and the other 25% of this award was 2004 long term incentive compensation.

Section 162(m).  U.S. income tax law limits the amount the Company can deduct for compensation paid to the CEO and the other four most highly paid executives. Performance-based compensation that meets Internal Revenue Service requirements is not subject to this limit. The Committee’s objective is to obtain the fullest compensation deduction possible while preserving needed flexibility in recognizing and rewarding desired performance.

Craig L. Fuller, Chairman
Joseph P. Mazurek
Steven S. Lucas
Jack E. Thompson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P, a law firm in which Joseph P. Mazurek, a member of our Board, is a partner, provided legal services to the Company from time to time and provided such services during 2005. Hogan & Hartson L.L.P., a law firm in which Todd D. Schafer, a member of our Board is a partner, provides legal services to Norilsk Nickel from time to time and provided such services during 2005. The Honorable Donald W. Riegle, Jr., a member of our Board, is the Chairman of Government Relations at APCO Worldwide, Inc., a public affairs communications company which provided services to Norilsk Nickel and the Company during 2005. Richard McAllister, who is the son of Francis R. McAllister, the Company’s Chief Executive Officer, provided consulting services to the Company’s Information Services Department from time-to-time in 2005.

PERFORMANCE GRAPH

The following chart compares the yearly percentage change in the Company’s cumulative total stockholder return on Common Stock, with the cumulative total return on the following indices, assuming an initial investment of $100 on December 31, 2000 and the reinvestment of all dividends: (i) the Russell 2000 and (ii) the Peer Group. The performance shown is not necessarily indicative of future performance.

Cumulative Total Return

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Stillwater Mining Company	$100.00	$47.01	$13.60	$24.32	$28.61	$29.40
Peer Group	100.00	102.49	81.49	120.00	142.00	148.46
Russell 2000	100.00	125.26	104.12	123.98	103.51	201.65

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, neither the preceding stock performance graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Company has an Audit Committee comprised of three independent directors, each of whom meets the independence and qualification standards for audit committee membership of the New York Stock Exchange and the Company’s corporate governance guidelines, as determined by the Board. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company’s independent registered accounting firm, reviews with the independent registered accounting firm the plans and results of the auditing engagement and considers the independence of the Company’s independent registered accounting firm.

The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board and the stockholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the Company’s independent registered accounting firm can communicate any issues of concern.

The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. The Audit Committee operates under a formal, written charter approved by the Board. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities.

During 2005, the Audit Committee met ten times. The Committee was advised, as contemplated by the Sarbanes-Oxley Act of 2002, of all critical accounting policies and practices of the Company. In performing its oversight function, the Committee reviewed with the Company’s independent registered accounting firm such firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under the Audit Committee charter and generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Committee has discussed with the independent registered accounting firm such firm’s independence from management and the Company and received the written disclosures from the independent registered accounting firm required by the Independence Standards Board, Standard No. 1.

The Committee discussed with the Company’s independent registered accounting firm the overall scope and plans for their audit. The Committee met with the independent registered accounting firm, with and without management present, to discuss the results of such firm’s examination and evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

During the preparation of the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, the Company, together with its independent registered public accounting firm, identified material weakness with respect to: (i) the training of the Company’s personnel in accounting and other functions critical to financial reporting, (ii) the Company’s policies and procedures regarding the application of new accounting pronouncements, (iii) the Company’s policies and procedures related to financial statement preparation and review procedures, (iv) the Company’s controls over consigned inventory at a third party location and (v) the Company’s controls over invoicing of by-product sales. Under the Committee’s direction, the Company implemented and is implementing additional control policies to resolve these matters, including: (a) creating new accounting positions and appointing a new Corporate Controller, (b) increasing training of accounting personnel, (c) requiring the Corporate Controller to review all new and amended sales agreements and new accounting pronouncements, (d) establishing protocols for increased communication among the Company’s departments, (e) appointing a new contract administrator and metals administration, and (f) establishing processes for approving and tracking metal consignments, metals reconciliation and collection of delinquent payments.

The Company’s management, the Audit Committee and the Board are fully committed to the review and evaluation of the Company’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to this matter have been and will remain subject to the oversight of the Audit Committee.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee set forth in its charter, based on the review of the Company’s financial statements, accounting system and its accounting policies and procedures and discussions with the Company’s independent registered accounting firm for the fiscal year ended December 31, 2005, the Audit Committee recommended to the Board of Directors that the consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also approved the selection of the Company’s independent registered accounting firm for the fiscal year ended December 31, 2006.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered accounting firm is in fact “independent.”

Sheryl K. Pressler, Chairwoman
Steven Lucas
Patrick M. James

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table includes information available to the Company as of March 20, 2006 concerning the beneficial ownership of Common Stock by: (i) stockholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each person that in the past fiscal year was a director or executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

	Total	Percent
Name of Beneficial Owner	Amount	of Class

MMC Norilsk Nickel(1)	49,813,222	54.7%
Donald Smith & Co., Inc.(2)	6,016,750	6.62%
Ackerman, Terrell 1.(3)	37,246	*
Fuller, Craig L.(4)	17,215	*
James, Patrick M.(5)	29,852	*
Lang, Stephen A.(6)	36,170	*
Lucas, Steven S.(7)	16,237	*
Mazurek, Joseph P.(8)	21,052	*
McAllister, Francis R.(9)	303,793	*
Pressler, Sheryl K.(10)	15,852	*
Riegle Jr., Donald W.(11)	5,500	*
Schafer, Todd D.(12)	17,215	*
Stark, John R.(13)	58,451	*
Thompson, Jack E.	2,852	*
Wing, Gregory A.(14)	10,000	*
All directors and executive officers as a group	571,435	*

*	Indicates ownership of less than 1%

(1)	Information is based on the Schedule 13D/A filed by Norilsk Nickel with the SEC on September 4, 2003 by Norimet, NN Metal Holdings SA, Norilsk Holding SA, Norilsk Nickel, Vladimir O. Potanin and Mikhail D. Prokhorov. The shares set forth are held directly by Norimet. Each of such other persons and entities, through its ownership and/or control of Norimet, may be deemed to be the beneficial owner of the shares. The address of Norilsk Nickel is Usadha Center, 22, Voznesensky per., Moscow, Russia 103009.

(2)	Information is based on the Schedule 13G filed by Donald Smith & Co., Inc. with the SEC on February 14, 2006. 6,016,750 shares are owned by advisory clients of Donald Smith & Co., Inc. The address of Donald Smith & Co., Inc. is 152 West 57th Street, New York, New York 10010.

(3)	Includes 28,563 shares issuable upon exercise of vested options and 5,035 shares in his 401(k) plan.

(4)	Includes 15,000 shares issuable upon exercise of vested options.

(5)	Includes 25,000 shares issuable upon exercise of vested options and 4,852 shares held by a trust, of which Mr. James and his wife are trustees.

(6)	Includes 33,333 shares issuable upon exercise of vested options and 2,837 shares in his 401(k) plan.

(7)	Includes 15,000 shares issuable upon exercise of vested options.

(8)	Includes 20,000 shares issuable upon exercise of vested options.

(9)	Includes 241,250 shares issuable upon exercise of vested options and 14,578 shares in his 401(k) plan.

(10)	Includes 15,000 shares issuable upon exercise of vested options.

(11)	Includes 5,000 shares issuable upon exercise of vested options.

(12)	Includes 15,000 shares issuable upon exercise of vested options.

(13)	Includes 50,583 shares issuable upon exercise of vested options and 7,868 shares in his 401(k) plan.

(14)	Includes 10,000 shares issuable upon exercise of vested options.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2006. A representative of KPMG LLP is expected to be present at the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

The ratification of the appointment of KPMG LLP is being submitted to the stockholders because the Board believes this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the Board will review the matter.

The affirmative vote of a majority of shares present is required for approval of Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 2.

Audit and Non-Audit Fees.   The following table presents fees for professional attestation services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements and reviews of the quarterly consolidated financial statements for the years ended December 31, 2004 and December 31, 2005, and all other fees billed for other professional services rendered by KPMG LLP.

	2004	2005

Audit Fees(1)	$939,015	$634,130
Audit-Related Fees	$29,400	$32,375
Tax Fees	$52,930	$21,570
All Other Fees	$0	$0

(1)	2004 and 2005 audit fees included $275,695 and $110,000, respectively, for services provided in connection with Norilsk Nickel’s financial statements. Norilsk Nickel has reimbursed the Company for such fees paid in 2004 and will reimburse the Company for such fees paid in 2005.

Audit related fees principally consist of fees in connection with the audits of financial statements of employee benefit plans and accounting research on proposed transactions. Fees for tax services relate to tax research and compliance services.

The Audit Committee of the Board considered all of the fees mentioned above and determined that such fees are compatible with maintaining KPMG LLP’s independence. For more information on the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy see “Committees — Audit Committee” above.

The Company provides financial information to Norilsk Nickel to facilitate preparation of Norilsk Nickel’s consolidated financial statements presented in accordance with international financial reporting standards. KPMG LLP has been engaged to report upon certain information provided by the Company to Norilsk Nickel. The Audit Committee has approved such services performed by KPMG LLP. Fees for such services are classified as audit fees.

STOCKHOLDER PROPOSALS

The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s 2007 annual meeting of stockholders is expected to be held on or about May 15, 2007 and proxy materials in connection with that meeting are expected to be mailed on or about April 4, 2007. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or about December 5, 2006. The Stockholders Agreement and the Company’s By-Laws also include procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

GENERAL

The Board knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

By Order of the Board,

John R. Stark
Corporate Secretary

STILLWATER MINING COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2006.

The undersigned hereby appoints Francis R. McAllister and John R. Stark as proxies with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on March 20, 2006 at the Annual Meeting of Stockholders to be held on April 27, 2006 at 1:00 p.m. (Mountain Daylight Time) at the Murdock Gallery of the Yellowstone Art Museum, 401 North 27th Street, Billings, Montana 59101 or at any postponements or adjournments, hereby revoking all former proxies.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

(Continued and to be voted on reverse side.)

Annual Meeting Proxy Card — Common

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the nine directors listed below to the Company’s Board of Directors:

	For	Withhold		For	Withhold		For	Withhold

01-Craig L. Fuller			04-Joseph P. Mazurek			07-Donald W. Riegle, Jr.

02-Patrick M. James			05-Francis R. McAllister			08-Todd D. Schafer

03-Steven S. Lucas			06-Sheryl K. Pressler			09-Jack E. Thompson

B.	Issues

2.	The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain

To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2006

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

Signature 1:

Signature 2:

Date (mm/dd/yy):